EXHIBIT 10.08

         PO Box 7850, MS 2550
         Mountain View, CA 94039-7850

January 30, 2004

Nicholas Spaeth

Re: Temporary Housing and Relocation Benefits

Dear Nick:

This letter confirms that Intuit will not seek reimbursement from you under the Relocation provisions of your November 12, 2003 offer letter.

Sincerely,

/s/ SHERRY WHITELEY Sherry Whiteley Sr. Vice President of Human Resources Intuit Inc.